Exhibit 99.T3H.1

TOWERGATE PARTNERSHIPCO LIMITED Towergate Holdings I Plc Page 1 Towergate Holdings II Limited Towergate Finance Plc Towergate Partnership Limited Group Structure Chart

TOWERGATE INSURANCE LIMITED (Continues Page 3) Towergate Financial (Group) Limited) 100% Parent/Holding Company, non trading Dormant FCA Authorised (“F.R.N.” = FSA’s “Firm Reference Number”) Non Trading Towergate Underwriting Group Limited 100% Page 2 See pages 14 - 17 100% Dormant – In process of being dissolved/liquidated Trading Company not requiring FCA authorisation Cullum Capital Ventures Limited Broker Network Holdings Limited See Page 13 100% Paymentshield Group Holdings Limited See Page 18 See Page 19 Group - owned Appointed Representative 85.1%

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED Silkscale Limited 100% 100% Towergate Property Management Limited Northern Underwriters Limited 100% 100% Towergatelifestyle Underwriting Limited See page 4 From Page 2 Page 3 Towergate Finch Professional Indemnity Limited Eclipse Park Acquisitions Limited 100% 100% Towergate Trustees Limited 100%

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED From page 3 100% Towergate Holiday Homes Underwriting Agency Limited 100% SMG Professional Risks Limited Bakers of Cheltenham Limited 100% Homecare Underwriting Agency Limited See page 5 100% Page 4

Voting rights mirror % shareholdings except where indicated From page 4 TOWERGATE INSURANCE LIMITED 100% Towergate Wilsons Limited Towergate Management Services Limited 100% 100% Towergate Chase Parkinson Limited AIUA Holdings Limited 100% Agricultural Insurance Underwriting Agencies Limited 100% Yourinsurance - group (Brokers) Limited 100% Page 5 See page 6 A. R. G. Holdings Limited A. R. G. Group Limited 100% 100%

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED From page 5 Fusion Insurance Holdings Limited Fusion Insurance Services Limited 100% 100% See Page 7 Page 6 Walk the Walk Solutions Ltd 25% Countrywide Insurance Management Ltd 100% 100% Towergate London Market Limited The Folgate Partnership Limited 100%

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED From page 6 See Page 8 GHBC Limited 100% Agency Underwriting Ltd 100% Towergate TLC Limited Page 7 100% AUL Holdings Limited 100% Marrs Insurance Brokers Limited Smartlandlord.co.uk Limited 100% 100%

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED From Page 7 J W Group Limited J W Group Insurance & Risk Managers Ltd 100% 100% Towergate Risk Solutions Ltd 100% See Page 9 Page 8 Duncan Pocock (Holdings) Limited Folgate Risk Solutions ( Oxted ) Limited 100% 100% Folgate (HHHB) Limited 100% 100% Towergate Commercial Limited

Page 9


TOWERGATE INSURANCE LIMITED
100%
Towergate Risk Solutions Ltd
100%
Moray Firth Insurance Brokers Limited
100%
Arista Insurance Limited
100%
Managing Agents Reference Assistance Services Limited
100%
Dawson Whyte Limited
100%
General Insurance Brokers Limited
100%
Donaldson & Kenny Limited
100%
J.N. Craig Limited

Voting rights mirror % shareholdings
except where indicated

Voting rights mirror % shareholdings except where indicated TOWERGATE INSURANCE LIMITED Towergate Risk Solutions Ltd 100% 100% 100% Page 10 McAra Associates Limited 100% Woodgate & Partners Limited William Rogers Holding Company Limited William Rogers Insurance Brokers Limited 100% Harry Fort Holdings Limited Harry Fort Insurance Brokers Limited 100% 100% B.W.A (Insurance Services) Limited 100% Grenville Westinsure Limited 100% Canworth Commercial Limited WM Fargate Limited 100% 100%

Page 11


TOWERGATE INSURANCE LIMITED
100%
Towergate Risk Solutions Ltd
100%
Towergate IC Limited
100%
T F Bell Holdings Limited
100%
Manning Insurance Services Limited
100%
JBI International Insurance Brokers Limited
100%
Rixon Matthews Appleyard Limited
100%
British Insurance Limited
100%
The T F Bell Group Limited
100%
T F Bell Compliance Limited
100%
Ellis Bates Insurance Brokers Limited
See page 12 for British insurance structure

Voting rights mirror % shareholdings
except where indicated

British Insurance Limited British Holdings Limited British Annuities Limited British Warranty Limited The British Group Limited British Compensation Limited British Guarantee Limited British Business Limited British Underwriting Limited British Re Limited British Insurance Brokers Limited British Assurance Limited British Reassurance Limited British Reinsurance Brokers Limited British Reinsurance Limited British Protection Limited British Risk Management limited Page 12 Note all subsidiaries are wholly owned British Survey Limited

Voting rights mirror % shareholdings except where indicated Broker Network Holdings Ltd The Broker Network Limited Broker Network (Trustee) Limited Oyster Risk Solutions Limited 100% Broker Network Insurance Brokers Limited London Broking Services Limited Townfrost Limited TL Risk Solutions Limited 100% Sullivan Garrett Limited Priestley & Partners (Insurance) Brokers Limited 100% 87.5% 100% 100% Page 13 Continued from page 2 100% 100% 100%

Towergate Financial (Group) Limited Towergate Financial (Scotland) Holdings Limited Page 14 Towergate Financial (East) Holdings Limited Towergate Financial (North) Holdings Limited Towergate Financial (West) Holdings Limited Towergate Financial (West) Limited See Page 16 See Page 17 See Page 15 100% 99% 91.48% 100% Towergate Financial (London) Limited 86.43% Towergate John Charcol Limited 100% 99.8% TOWERGATE INSURANCE LIMITED Continued from page 2 85.1%

Voting rights mirror % shareholdings except where indicated Towergate Financial (Group) Limited 100% Page 15 Towergate Financial (Edinburgh) Limited Towergate Financial (Scotland) Limited 100% 100% Towergate Financial (Scotland) Holdings Limited

99% Page 16 Towergate Financial (East) Limited M2 Financial Fees Limited 100% 100% 100% Towergate Financial (East) Intermediate Limited Towergate Financial (Group) Limited Towergate Financial (East) Holdings Ltd

Towergate Financial (North) Holdings Limited Page 17 Towergate Financial (North) Ltd 100% Towergate Financial (Huddersfield) Intermediate Ltd Towergate Financial (Huddersfield) Limited 100% 100% CCG Financial Services Limited 100% Towergate Financial (Group) Limited 91.48%

Voting rights mirror % shareholdings except where indicated Page 18 Paymentshield Group Holdings Limited Paymentshield Holdings Limited Paymentshield Limited Paymentshield Life Underwriting Services Limited Oak Affinity Consultancy Limited Paymentshield Introducers Limited Paymentshield Intermediary Network Limited HS 426 Limited HS 428 Limited 100% 100% 100% 100% 100% 100% 100% 100% Berkeley Alexander Limited 100% Continued from page 2

Cullum Capital Ventures Limited Continued from page 2 TOWERGATE INSURANCE LIMITED Fenton Insurance Solutions Limited 100% 100% Beckett Eastward Limited Moffatt & Co Limited 100% CCV Risk Solutions Limited 100% Arthur Marsh & Son Limited 97.4% ISC Oyster Property Insurance Specialists Limited 48% Execcover Limited 100% 64% Page 19

Morgan Law (Holdings) Limited 85% ISC Morgan Law Limited 100% Dawson Pennington & Company Limited Chorlton Cloughley Group Limited 100% 100% 100% CCV Limited 100% Waveney Insurance Brokers Limited 100% Waveney Insurance Brokers (Commercial) Limited 100% Waveney Group Schemes Limited 75.99% 24.01% Smith & Pinching General Insurance Services Limited Cullum Capital Ventures Limited Page 20

Cullum Capital Ventures Limited Four Counties Insurance Brokers Limited 100% Four Counties Finance Limited 100% B.I.B (Darlington) Acquisitions Limited 100% B.I.B (Darlington) Limited B.I.B.U Acquisitions Limited B.I.B Underwriters Ltd 100% Suddards Davies & Associates Limited 90% ISC Morgan Brokers Holdings Limited 100% 100% 100% Morgan Brokers Limited M Wood Insurance Services Limited 100% 100% 100% 95% Page 21

Cullum Capital Ventures Limited Underwood Insurance Services Limited 100% Brighton Insurance (Brokers) Group Limited 100% 91% Bishop Skinner Acquisitions Limited Bishop Skinner Insurance Brokers Holdings Limited 100% Bishop Skinner Insurance Brokers Limited Bishop Skinner Client Services Limited Antur (West Wales) Limited 100% Antur Insurance Services Limited 100% 100% Hedley Davies & Co Limited Andrew James Knox Limited CCV Trustees Limited 100% 100% 100% 100% Page 22

100% Portishead Insurance Management Limited HLI (UK) Limited Capital & County Insurance Brokers Limited 100% Cox Lee & Co Limited 100% Walter Ainsbury & Son Limited Ainsbury (Insurance Brokers) Limited 100% 100% Topcrest Insurance Brokers Limited 100% Just Insurance Brokers Limited 100% Cullum Capital Ventures Limited 100% Page 23

100% 100% Goodwood Insurance Services Limited 100% 100% 100% Lincsure Limited Lyon Insurance Services Limited Paul Scully Insurance Services Limited Three Counties Insurance Brokers Limited D. Lawson & Son (Insurances) Limited Cullum Capital Ventures Limited 100% Page 24

Roundcroft Limited 100% Richard V Wallis & Co Limited 100% Crawford Davis Insurance Consultants Limited 100% Protectagroup Holdings Limited Protectagroup Limited Protectagroup Services Limited Indemnity (UK) Limited Motaquote Insurance Brokers Limited Motaquote Insurance Services Limited 100% 100% 100% 100% 100% Protectagroup Acquisitions Limited LFE Group Limited LFE Insurance Services Limited 100% Newbold Insurance Services Limited Cullum Capital Ventures Limited 100% 100% 100% 100% Page 25 (Final page)